Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2007

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(12,253,870)
Unrealized Gain (Loss) on Market Value of Futures	1,253,200
ETF Transaction Fees	13,000
Interest Income	468,652
Total Income (Loss)	$(10,519,018)

Expenses
Investment Advisory Fee	$60,407
Brokerage Commissions	26,558
NYMEX License Fee	4,027
Non-interested Directors' Fees and Expenses	3,560
Total Expenses	$94,552
Net Gain (Loss)	$(10,613,570)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/07	$60,885,492
Additions (3,500,000 Units)	142,222,478
Net Gain (Loss)	(10,613,570)

Net Asset Value End of Period	$192,494,400
Net Asset Value Per Unit (4,900,000 Units)	$39.28

To the Limited Partners of United States Natural Gas Fund, LP:

That pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the period ended July 31, 2007 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Natural Gas Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502